FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Kansas City Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II And Variable Insurance Products Fund III Variable Insurance Products Fund IV, and Variable Insurance Products V and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated February 11, 2007, as amended, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of January, 2009

KANSAS CITY LIFE INSURANCE COMPANY

By:  /s/ William A. Schalekamp
William A. Schalekamp, SVP, General Counsel, and Secretary

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By:  /s/ Bryan Mehrmann
Bryan Mehrmann, Deputy Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:  /s/ Bill Loehning,
Bill Loehning, Executive Vice President